CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our Firm under the caption "Independent Accountants" in the Statement of Additional Information in this Post-Effective Amendment No. 50 to the Registration Statement of The Victory Portfolios on Form N-1A (File No. 33-8982).

/s/PricewaterhouseCoopers LLP


Columbus, Ohio
March 30, 1999